UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For registration of certain classes of securities
pursuant to Section 12 (b) or (g) of the Securities Exchange Act of 1934

Celebrate Express, Inc.

(Exact name of registrant as specified in its charter)

Washington	91-1644428
(State of incorporation or organization)	(IRS Employer Identification No.)

11220-120th Avenue NE
Kirkland, WA	98033
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-117459

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share (Title of Class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered

     A description of the Common Stock of the Registrant to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus which constitutes part of the Registrant’s Registration Statement on Form S-1, as amended (SEC File No. 333-117459), and is incorporated herein by reference.

Item 2. Exhibits

Exhibit Number	Exhibit Title
3.1*	Form of Amended and Restated Articles of Incorporation to be effective on the closing of the offering (Exhibit 3.2)
3.2*	Form of Bylaws of the Registrant to be effective upon the closing of the offering (Exhibit 3.4)
4.1*	Form of Registrant’s Common Stock Certificate (Exhibit 4.1)
4.2*	Amended and Restated Investors’ Rights Agreement dated November 15, 2001, by and among Registrant and the investors named therein (Exhibit 4.2)

*	Incorporated by reference to the referenced exhibit of Registrant’s Registration Statement on Form S-1, as amended (SEC File No. 333-117459).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 30, 2004	CELEBRATE EXPRESS, INC.

	By:	/s/ Michael K. Jewell

Michael K. Jewell President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
3.1*	Form of Amended and Restated Articles of Incorporation to be effective on the closing of the offering (Exhibit 3.2)
3.2*	Form of Bylaws of the Registrant to be effective upon the closing of the offering (Exhibit 3.4)
4.1*	Form of Registrant’s Common Stock Certificate (Exhibit 4.1)
4.2*	Amended and Restated Investors’ Rights Agreement dated November 15, 2001, by and among Registrant and the investors named therein (Exhibit 4.2)

*	Incorporated by reference to the referenced exhibit of Registrant’s Registration Statement on Form S-1, as amended (SEC File No. 333-117459).